EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment #5 to the Registration Statement on Form SB-2 and related Prospectus of Shiwana, Inc. of our report dated April 14, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Interest of Named Experts and Counsel” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois

July 27, 2005